UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 3, 2014

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron St Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2014, Joe Tanner, the Chief Executive Officer, President and Executive Chairman of the Board of DigiPath, Inc. (“DigiPath,” “we,” or “us”), resigned from all of his positions with DigiPath. Mr. Tanner’s resignation did not result from any disagreement with DigiPath with respect to its operations, policies or practices but rather a personal family health matter. DigiPath’s co-founder, Todd Denkin, was nominated by the Board to succeed Mr. Tanner, effective immediately, as Chief Executive Officer and President while also maintaining his position as President of DigiPath’s wholly owned multimedia cannabis business unit, The National Marijuana News Corp.

In connection with his anticipated resignation, Mr. Tanner executed a Separation Agreement, effective October 3, 2014, or the Separation Agreement, pursuant to which:

●	Mr. Tanner agreed to continue providing advisory services regarding cannabis laboratory operations in Washington State over the next four months;

●	In addition to amounts due and payable to him pursuant to that certain Consulting, Confidentiality and Proprietary Rights Agreement, dated May 30, 2014, as amended by that certain Amendment No. 1 to Consulting, Confidentiality and Proprietary Rights Agreement, dated September 12, 2014, or collectively, the Consulting Agreement, between Mr. Tanner and DigiPath, we agreed to compensate him the aggregate amount of $125,000 over the next four months, with $75,000 payable within two business days of the Separation Agreement;

●	Mr. Tanner agreed to resign from all of his positions with DigiPath and its subsidiaries, effective upon his receipt of the above described cash consideration;

●	We agreed to deliver to him one or more certificates representing 250,000 shares of his common stock as full settlement of the amount of the 500,000 shares of common stock securities otherwise due to him under the Consulting Agreement; and

●	The parties mutually agreed to release each other from all claims, debts, rights, liabilities, damages, costs, expenses, attorneys’ fees, causes of action, lawsuits, arbitrations, loss of use and loss of services of every kind, nature, or description, whether known or unknown, suspected or unsuspected, which previously existed, now exist, or may exist hereafter, accruing, occurring or arising from or in any way related to the Consulting Agreement, the separation of the parties, the operation and business of the DigiPath, and the performance and other conduct of the parties in connection with the operation and business of the DigiPath including Tanner’s conduct as a director and executive officer of the DigiPath and or its subsidiaries.

The Separation Agreement also contains other normal and customary terms including provisions relating to confidentiality and indemnification.

The foregoing description of the Separation Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated October 3, 2014, by and between DigiPath, Inc. and Joe Tanner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: October 6, 2014

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer